Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    SVT INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     84-1167603
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            59 John Street, 3rd Floor
                            New York, New York 10038
                    (Address of Principal Executive Offices)


                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   Amit Sarkar
                             Chief Operating Officer
                                    SVT Inc.
                            59 John Street, 3rd Floor
                            New York, New York 10038
                     (Name and address of agent for service)

                                 (212) 571-6904
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            CARTER, LEDYARD & MILBURN
                                  2 Wall Street
                          New York, New York 10005-2072
                       Attention: Stephen V. Burger, Esq.

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                      Proposed maximum offering             Proposed              Amount of
 Title of securities to be         Amount to be            price per share             maximum aggregate      registration fee
         registered                 registered                                           offering price
------------------------------------------------------------------------------------------------------------------------------

Common Stock,
  par value $.001
  per share.............          1,000,000 shs.               $0.25(1)                   $   250,000             $   23.00

Common Stock,
  par value $.001
  per share.............          7,400,000 shs.               $4.375(2)                   32,375,000              2,978.50
                                  ---------                                                ----------              --------
                                                                                          $32,625,000             $3,001.50
Totals..................          8,400,000 shs.
------------------------------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to Rule 457(h) on the basis of the price at which outstanding options under the 2000 Stock Incentive Plan may be exercised.

(2) Calculated pursuant to Rule 457(h) and (c) upon the basis of the average of the high and low bid quotations ($4.75 and $4.00) for a share of the common stock as reported on May 16, 2002, by dealers appearing as market makers on the OTC Bulletin Board.

--------------------------------------------------------------------------------

     This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant (known until February 1, 2002, as SWWT, Inc.) incorporates by reference into this Registration Statement the following documents filed by it with the Commission (Commission File No. 0-25942):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

          (c) The Registrant's Current Reports on Form 8-K bearing cover dates of February 1, 2002, February 21, 2002, and February 21, 2002 (Amendment No. 1); and

          (d) The description of the common stock of the Registrant contained in the Registrant's definitive proxy statement dated January 16, 2002, for the special meeting of the Registrant's stockholders held on January 29, 2002, and any updates of such description to be contained in any registration statement, report or amendment thereto of the Registrant hereafter filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.


Item 4. Description of Securities.

     Not required. The Registrant's common stock is registered under Section 12(g) of the Exchange Act.


Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware, the Registrant's jurisdiction of incorporation, which provides for indemnification of directors and officers under certain circumstances.

     Consistent  with  Section  145,   Article   SEVENTH  of  the   Registrant's
certificate of incorporation provides as follows:

          "SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          .   .   .

          "The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          "Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification."

          ARTICLE VIII of the Registrant's by-laws provides as follows:

          "Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          "Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the [Delaware] Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          "Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

          .   .    .

          "Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of
     Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this
     Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          "Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          "Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. ..."

     The Registrant has policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.


Item 9. Undertakings.

     (1) The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of May, 2002.


                                                 SVT INC.



                                                 By:/s/ Amit Sarkar
                                                    -------------------------
                                                      Amit Sarkar
                                                      Chief Operating Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes Sanjay Sethi, Amit Sarkar and Michael Bell, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

                               ------------------

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the above power of attorney have been signed on May 21, 2002, by the following persons in the capacities indicated.

        Signature                                         Title
        ---------                                         -----



     /s/ Sanjay Sethi                            Chairman and Chief Executive
--------------------------------------------       Officer (Principal Executive
      Sanjay Sethi                                 Officer) and Director



     /s/ Michael Bell                            Chief Financial Officer,
--------------------------------------------     (Principal Financial Officer)
      Michael Bell



      /s/ Dhir Sarin                             Chief Accounting Officer
--------------------------------------------     (Principal Accounting Officer)
       Dhir Sarin



     /s/ Amit Bhatiani                                    Director
--------------------------------------------
      Amit Bhatiani



   /s/ Walter A. Carozza                                  Director
--------------------------------------------
    Walter A. Carozza



    /s/ Raj Janarthanan                                   Director
--------------------------------------------
     Raj Janarthanan




                                                          Director
--------------------------------------------
        Jack Kemp

        Signature                                         Title
        ---------                                         -----


      /s/ Amit Sarkar                                     Director
--------------------------------------------
       Amit Sarkar




   /s/ Vincent A. Wasik                                   Director
--------------------------------------------
    Vincent A. Wasik

                                  EXHIBIT INDEX



Exhibit No.
----------

  5              Opinion of Carter, Ledyard & Milburn

23(a)            Consent of Carter, Ledyard & Milburn
                    (included in Exhibit 5)

23(b)            Consent of Arthur Andersen LLP re SVT Inc.

23(c)            Consent of Arthur Andersen LLP re SanVision Technology Inc.

23(d)            Consent of Ernst & Young LLP

24               Powers of Attorney (included in the signature page of this
                    Registration Statement)

99               2000 Stock Incentive Plan, filed as Exhibit 10.4 to the
                    Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission file no. 0-25942), and incorporated herein by reference.






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